EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 (No. 33-09393, No. 33-29900, No. 33-56585, No. 33-56587, 33-62083, and 333-
34571) of Galoob Toys, Inc. and its subsidiaries of our report dated January 31, 1998, appearing on page F-1 of Form 10-K.


/s/ Price Waterhouse LLP
San Francisco, California
March 26, 1998